Exhibit 99.1

Cyclacel Pharmaceuticals, Inc.

Cyclacel Pharmaceuticals Reports THIRD quarter financial results and provides business update

BERKELEY HEIGHTS, NJ, November 12, 2024 - Cyclacel Pharmaceuticals, Inc. (NASDAQ: CYCC, NASDAQ: CYCCP; "Cyclacel" or the "Company"), a biopharmaceutical company developing innovative medicines, today announced third quarter financial results and provided a business update.

“We were pleased to report initial safety and efficacy data from twelve patients with advanced solid tumors enrolled in the Phase 2 part of the 065-101, proof of concept, clinical study of fadraciclib as a single agent as a poster presentation at the 2024 EORTC-NCI-AACR 36th Symposium on Molecular Targets and Cancer Therapeutics (“Triple Meeting”), in Barcelona, Spain. The patients were enrolled in the biomarker-enriched, Cohort 8 of the study and were preselected for CDKN2A and/or CDKN2B abnormalities,” said Spiro Rombotis, President and Chief Executive Officer. “Nasdaq has granted the Company an extension until December 24, 2024, to regain compliance with Nasdaq’s minimum stockholders’ equity requirement and we continue to pursue opportunities to obtain additional funding for our programs. If we do not secure such additional funding in an amount that allows us to meet or exceed Nasdaq’s minimum stockholders’ equity requirement, our securities will be delisted from Nasdaq.”

Financial Highlights

As of September 30, 2024, cash equivalents totaled $3.0 million, compared to $3.4 million as of December 31, 2023. Net cash used in operating activities was $6.6 million for the nine months ended September 30, 2024 compared to $12.2 million for the same period of 2023. The Company estimates that its available cash will fund currently planned programs into the fourth quarter of 2024.

Although the Company has made substantial reductions in its expenses, there remains substantial doubt about our ability to continue as a going concern. We are currently investigating ways to raise additional capital through private equity financing or by entering into a strategic transaction. In the event that we are not able to secure such additional funding, we may be forced to curtail operations, delay or stop ongoing development activities, cease operations altogether, and/or file for bankruptcy. In such events, our stockholders may lose their entire investment in the Company.

Research and development (R&D) expenses were $1.0 million for the three months ended September 30, 2024, as compared to $5.2 million for the same period in 2023. R&D expenses relating to fadraciclib were $0.9 million for the three months ended September 30, 2024, as compared to $3.6 million for the same period in 2023 due to manufacturing costs not recurring in 2024. R&D expenses related to plogosertib were $0.1 million for the three months ended September 30, 2024, as compared to $1.5 million for the same period in 2023 also due to manufacturing costs not recurring in 2024.

General and administrative expenses for the three months ended September 30, 2024 were $1.2 million, as compared to $1.6 million for the same period in 2023 due largely to reduction in stock compensation costs.

Total other income, net, for the three months ended September 30, 2024 was $10,000 compared to an income of $145,000 for the same period of the previous year.

United Kingdom research & development tax credits for the three months ended September 30, 2024 were $0.2 million compared to $0.7 million for the same period of the previous year. Research & development tax credits are directly correlated to qualifying research and development expenditure.

Net loss for the three months ended September 30, 2024 was $2.0 million, compared to $6.0 million for the same period in 2023.

About Cyclacel Pharmaceuticals, Inc.

Cyclacel is a clinical-stage, biopharmaceutical company developing innovative cancer medicines based on cell cycle, transcriptional regulation and mitosis biology. The transcriptional regulation program is evaluating fadraciclib, a CDK2/9 inhibitor, and the anti-mitotic program plogosertib, a PLK1 inhibitor, in patients with both solid tumors and hematological malignancies.  Cyclacel's strategy is to build a diversified biopharmaceutical business based on a pipeline of novel drug candidates addressing oncology and hematology indications. For additional information, please visit www.cyclacel.com.

Forward-looking Statements

This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include, among other things, statements related to the efficacy and safety profile of fadraciclib in an incomplete clinical trial, Cyclacel’s future plans and prospects, Cyclacel’s anticipated cash runway and its ability to secure additional funding and the planned timing of data results and continued development of fadraciclib. Factors that may cause actual results to differ materially include market and other conditions, the risk that product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later clinical trials, trials may have difficulty enrolling, Cyclacel may not obtain approval to market its product candidates, the risks associated with reliance on outside financing to meet capital requirements, the risks associated with reliance on collaborative partners for further clinical trials, development and commercialization of product candidates and Cyclacel’s ability to regain and maintain compliance with Nasdaq’s continued listing requirements, although no assurance to that effect can be given. You are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plans," "anticipates," "intends," "continues," "forecast," "designed," "goal," or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties the Company faces, please refer to our most recent Annual Report on Form 10-K and other periodic and other filings we file with the Securities and Exchange Commission and are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Company:	Paul McBarron, (908) 517-7330, pmcbarron@cyclacel.com

© Copyright 2024 Cyclacel Pharmaceuticals, Inc. All Rights Reserved. The Cyclacel logo and Cyclacel® are trademarks of Cyclacel Pharmaceuticals, Inc.

SOURCE: Cyclacel Pharmaceuticals, Inc.

CYCLACEL PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (LOSS)

(In $000s, except share and per share amounts)

	Three Months Ended
	September 30,
	2024	2023
Revenues:
Collaboration and research and development revenue	10	16
Revenues	$10	$16
Operating expenses:
Research and development	950	5,236
General and administrative	1,237	1,625
Total operating expenses	2,187	6,861
Operating loss	(2,177)	(6,845)
Other income (expense):
Foreign exchange gains (losses)	2	104
Interest income	8	50
Other income, net	-	(9)
Total other income (expense), net	10	145
Loss before taxes	(2,167)	(6,700)
Income tax benefit	210	668
Net loss	(1,957)	(6,032)
Dividend on convertible exchangeable preferred shares	-	(50)
Net loss applicable to common shareholders	$(1,957)	$(6,082)
Basic and diluted earnings per common share:
Net loss per share – basic and diluted (common shareholders)	$(0.18)	$(0.48)
Net loss per share – basic and diluted (redeemable common shareholders)	$-	$(0.48)

CYCLACEL PHARMACEUTICALS, INC.

CONSOLIDATED BALANCE SHEET

(In $000s, except share, per share, and liquidation preference amounts)

	September 30,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$2,982	$3,378
Prepaid expenses and other current assets	1,931	4,066
Total current assets	4,913	7,444
Property and equipment, net	4	9
Right-of-use lease asset	51	93
Non-current deposits	413	1,259
Total assets	$5,381	$8,805
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,126	$3,543
Accrued and other current liabilities	2,225	4,618
Total current liabilities	6,351	8,161
Lease liability	-	37
Total liabilities	6,351	8,198
Stockholders’ equity	(970)	607
Total liabilities and stockholders’ equity	$5,381	$8,805